Exhibit 21.1
Civitas Solutions, Inc.
Subsidiaries

Subsidiary	State of Incorporation/ Organization	Name(s) under which doing business
Adult Day Health, Inc.	Delaware	Brockton Adult Day Health
CapeVerdian Adult Day Health
Greater Boston Adult Day Health
Haitian Adult Day Health
Joyful Living ADH
New England ADH
Oasis
Zabota Community Center
California Mentor Family Home Agency, LLC	Delaware
CareMeridian, LLC	Delaware	CareMeridian - Buffalo
CareMeridian- Oso North
CareMeridian - Texhoma
Solutions at Santa Barbara
Winways
Center for Comprehensive Services, Inc.	Illinois	Ann Arbor Rehabilitation Centers
Cassell & Associates
Cassell & Associates - East
NeuroRestorative Avalon Park
NeuroRestorative Carbondale
Community Links
NeuroRestorative Avalon Park
NeuroRestorative Florida
NeuroRestorative Illinois
NeuroRestorative Kentucky
NeuroRestorative Maryland
NeuroRestorative Massachusetts
NeuroRestorative Michigan
NeuroRestorative National Capitol
NeuroRestorative Nevada
NeuroRestorative Tennessee
Cornerstone Living Skills, Inc.	California
Family Advocacy Services, LLC	Delaware	New Visions Academy
First Step Independent Living Program, Inc.	California
Horrigan Cole Enterprises, Inc.	California	Cole Vocational Services
Illinois Mentor Community Services, Inc.	Delaware
Illinois Mentor, Inc.	Illinois
Institute for Family Centered Services, Inc.	Virginia	California Mentor
Florida Mentor
IFCS of Maryland a/k/a Institute for Family Centered Services
Ohio Mentor

Loyd’s Liberty Homes, Inc.	California
Massachusetts Mentor, LLC	Delaware	NeuroRestorative Massachusetts
Mentor ABI, LLC	Delaware	Hammond Place
NeuroRestorative
NeuroRestorative Arkansas
NeuroRestorative Georgia
NeuroRestorative Georgia-Harison Heights
NeuroRestorative Louisiana
NeuroRestorative Maine
NeuroRestorative Indiana
NeuroRestorative Iowa
NeuroRestorative New Hampshire
NeuroRestorative New Jersey
NeuroRestorative North Carolina
NeuroRestorative Ohio
NeuroRestorative Pennsylvania
NeuroRestorative Rhode Island
NeuroRestorative San Antonio
NeuroRestorative San Antonio - Five Oaks
NeuroRestorative Texas
NeuroRestorative Texas –Twisted Oaks
NeuroRestorative Timber Ridge
NeuroRestorative Virginia
NeuroRestorative Wisconsin
Mentor Management, Inc.	Delaware
Mentor Maryland, Inc.	Maryland
National Mentor Healthcare, LLC	Delaware	Alabama Mentor
Arizona Mentor
Behavioral Healthcare of the Carolinas
California Mentor
Creative Home Programs
Delaware Mentor
Families Together
Family Advocacy Services
Family Advocacy Services of Virginia
Florida Mentor
Georgia Mentor
Indiana Mentor Adult Foster Care
Indiana Mentor
Institute for Family Centered Services
Kentucky Mentor
Louisiana Mentor
Mississippi Mentor
New Jersey Mentor
North Carolina Mentor
Pennsylvania Mentor

Rhode Island Mentor
Texas Mentor
National Mentor Holdings, Inc.	Delaware
National Mentor Holdings, LLC	Delaware
National Mentor Services Holdings, LLC	Delaware
National Mentor Services, LLC	Delaware	Mentor Oregon
Missouri Mentor
National Mentor, LLC	Delaware
NMH Holdings, LLC	Delaware
NRMI, LLC	Delaware
Ohio Mentor, Inc.	Ohio	Institute for Family Center Services
Progressive Living Units Systems — New Jersey, Inc.	New Jersey	NeuroRestorative New Jersey
REM Arrowhead, Inc.	Minnesota
REM Central Lakes, Inc.	Minnesota
REM Community Options, LLC	West Virginia
REM Connecticut Community Services, Inc.	Connecticut
REM Developmental Services, Inc.	Iowa
REM East, LLC	Delaware	REM Virginia
REM Mississippi
REM Heartland, Inc.	Minnesota
REM Hennepin, Inc.	Minnesota
REM Indiana Community Services, Inc.	Indiana
REM Indiana Community Services II, Inc.	Indiana
REM Indiana, Inc.	Indiana
REM Iowa Community Services, Inc.	Iowa
REM Iowa, Inc.	Iowa
Community Reintegration Services, Inc.	Minnesota
REM Minnesota Community Services, Inc.	Minnesota
REM Minnesota, Inc.	Minnesota
REM Nevada, Inc.	Nevada
REM New Jersey, Inc.	New Jersey
REM New Jersey Properties, Inc.	New Jersey
REM North Dakota, Inc.	North Dakota
REM North Star, Inc.	Minnesota
REM Occazio, Inc.	Indiana	Indiana Mentor
REM Ohio, Inc.	Ohio
REM Ohio II, LLC	Delaware
REM Ohio Waivered Services, Inc.	Ohio
REM Ramsey, Inc.	Minnesota
REM River Bluffs, Inc.	Minnesota
REM South Central Services, Inc,	Minnesota
REM Southwest Services, Inc.	Minnesota
REM West Virginia, LLC	West Virginia
REM Wisconsin, Inc.	Wisconsin	NeuroRestorative Wisconsin
REM Wisconsin II, Inc.	Wisconsin
REM Wisconsin III, Inc.	Wisconsin

REM Woodvale, Inc.	Minnesota
South Carolina Mentor, Inc.	South Carolina
Transitional Services, LLC	Indiana	Indiana Mentor
Unlimited Quest, Inc.	California

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